Exhibit 8.1

April 15, 2026

Strawberry Fields REIT, Inc.

6101 Nimtz Parkway

South Bend, IN 46628

Re:	Certain U.S. Federal Income Tax Matters

Ladies and Gentlemen:

You have requested our opinion in connection with the registration statement on Form S-3 as filed with the Securities and Exchange Commission by Strawberry Fields REIT, Inc., a Maryland corporation (the “Company”), on or about the date hereof (the “Registration Statement”). All capitalized terms used but not otherwise defined herein shall have the respective meanings given them in the Registration Statement.

In rendering our opinion, we have examined such statutes, regulations, records, agreements, certificates and other documents as we have considered necessary or appropriate as a basis for such opinion, including the following: (1) the Registration Statement (including all exhibits thereto), (2) the Articles of Amendment and Restatement of the Company, together with all amendments thereto (the “Charter”), (3) certain written representations of the Company, contained in a letter to us dated on or about the date hereof (the “Representation Letter”), and statements made by independent public accountants of the Company, and (4) such other documents or information as we have deemed necessary to render the opinion set forth in this letter. In our review, we have assumed with your consent that any documents listed above which we reviewed in proposed form have been or will be duly executed without material changes from the documents reviewed by us, all of the representations and statements set forth in such documents are true, accurate and complete, and all of the obligations imposed by any such documents on the parties thereto, including obligations imposed under the Charter of the Company, have been and will continue to be performed or satisfied in accordance with their terms. We also have assumed the legal capacity of all natural persons, the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.

We have not made an independent investigation or audit of the facts set forth in the above referenced documents or statements, including, without limitation, factual matters contained in the Representation Letter and in the Registration Statement. We have consequently assumed with your consent (i) the accuracy of the representations as to factual matters contained in the Representation Letter; (ii) that any representation or statement on which we are relying is true without regard to any qualification as to knowledge, belief, intent or materiality; (iii) that the information presented in all documents or otherwise furnished to us is accurate and complete in all material respects; (iv) that the Company will take all actions required by the Code and Treasury Regulations thereunder, including, without limitation, Sections 856(c)(6), 856(c)(7), and 856(g)(5) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations thereunder, to the extent necessary to maintain its status as a real estate investment trust within the meaning of the Code (a “REIT”); and (v) that from and after the date hereof, the Company will continue to operate in a manner which meets the applicable asset composition, source of income, shareholder diversification, distribution and other requirements of the Code as necessary to qualify, and remain qualified, as a REIT.

Strawberry Fields REIT, Inc. April 15, 2026 Page 2.

Based upon, subject to, and limited by the assumptions and qualifications set forth herein, including those set forth below, we are of the opinion that:

1. Beginning with its taxable year ending December 31, 2022, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, taking into account its reliance upon and compliance with the savings provision set forth in Sections 856(c)(7)(A) and (C) of the Code, and its current organization and proposed method of operation will enable it to continue to meet the requirements for qualification as a REIT under the Code.

2. Statements contained in the Prospectus that is included within the Registration Statement (the “Prospectus”) under the heading “Material U.S. Federal Income Tax Considerations” which describe applicable U.S. federal income tax law, and conclusions with respect thereto, are correct in all material respects as of the date hereof, and constitute, in all material respects, a fair and accurate summary of the material U.S. federal income tax consequences of the purchase, ownership, and disposition of shares of the Company’s common stock, subject to the qualifications set forth therein.

No assurance can be given that the actual results of the Company’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT under the Code. The Company’s ability to achieve and maintain qualification as a REIT depends upon its ability to satisfy certain diversity of stock ownership requirements and, through actual ongoing operating results, certain requirements under the Code regarding the nature of its gross income and assets, distribution levels and certain other requirements of the Code and Treasury Regulations. No assurance can be given that the actual ownership of the Company’s stock and its actual operating results and distributions for any taxable year will satisfy the tests necessary to achieve and maintain its status as a REIT. In addition, the opinion set forth above does not foreclose the possibility that the Company may have to utilize one or more “savings provisions” under the Code to cure certain violations of the requirements for qualification and taxation as a REIT, and the Company has utilized the savings provision set forth in Sections 856(c)(7)(A) and (C) of the Code with respect to an asset test compliance violation that was identified in 2025 and rectified. Utilizing such savings provisions could require the Company to pay a deficiency dividend or an excise or penalty tax, which could be significant in amount, in order to maintain its REIT qualification.

Strawberry Fields REIT, Inc. April 15, 2026 Page 3.

The opinions expressed herein are based upon the Code, the Treasury Regulations promulgated thereunder (including temporary and proposed regulations) and existing administrative and judicial interpretations thereof (including private letter rulings issued by the Internal Revenue Service (the “IRS”), which are not binding on the IRS except with respect to a taxpayer receiving such a ruling), all as they exist at the date of this letter. All of the foregoing statutes, regulations and interpretations are subject to change, in some circumstances with retroactive effect. Any changes to the foregoing authorities might result in modifications of our opinions contained herein. This opinion is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or the opinion set forth herein. Our opinion is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a position contrary to our opinion or that a court will not sustain such a position if asserted by the IRS.

The foregoing opinion is limited to the specific matters covered thereby and should not be interpreted to imply that the undersigned has offered its opinion on any other matter. Except as set forth herein, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the transactions described in the Registration Statement, any transaction related thereto, or any investment in the Company.

This opinion has been prepared for you in connection with the filing of the Registration Statement. We hereby consent to the use and filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the use of the name of the firm under the captions “Material U.S. Federal Income Tax Considerations” and “Legal Matters” in the Prospectus. In giving this consent, however, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

Very truly yours,

/s/ Greenberg Traurig, LLP
Greenberg Traurig, LLP